Exhibit 99.1

agilon health Reports Fourth Quarter and Fiscal Year 2021 Results

Revenue growth of 44% for the fourth quarter and 50% for fiscal year 2021

Total members live on the agilon platform grew 82% to 238,000, driven by 42% growth in Medicare Advantage and contribution from Direct Contracting

Guidance for 2022 includes significant gains in Adjusted EBITDA while maintaining strong revenue growth, reflecting agilon’s capital efficient partnership model

Class of 2023 new partners expected to add 80,000 Medicare Advantage members across 7 physician groups, including entry into 4 states and 8 geographies agilon health scheduled to host inaugural Investor Day on March 11

AUSTIN, T.X., March 3, 2022 – agilon health, inc. (NYSE: AGL), the company transforming health care for seniors by empowering primary-care physicians to focus on the entire health of their patients, announced results for the fourth quarter and year ended December 31, 2021.

Fourth Quarter and Fiscal Year 2021 Results:

•
Total revenue of $463 million increased 44% during the fourth quarter, driven by 42% growth in Medicare Advantage membership, including 15% membership growth in same geographies. For fiscal year 2021, total revenues of $1.83 billion increased 50% from 2020.
•
Total members live on the agilon platform increased 82% to 238,000 as of December 31, including 186,300 Medicare Advantage members and 51,700 Direct Contracting beneficiaries.
•
Net loss of $57 million in the fourth quarter compared to a net loss of $24 million in the fourth quarter 2020. For fiscal year 2021, net loss of $407 million compared to a net loss of $60 million in 2020. Net loss for the fiscal year 2021 includes $292 million in non-cash stock-based compensation expense primarily related to agilon’s initial public offering in April 2021.
•
Medical margin of $31 million in the fourth quarter compared to $27 million in the fourth quarter 2020. For fiscal year 2021, medical margin of $182 million compared to $192 million in 2020. The year-over-year change in medical margin during fiscal 2021 in part reflects the impact from COVID on healthcare utilization in the prior year.
•
Adjusted EBITDA loss of $27 million during the fourth quarter compared to a loss of $13 million during the fourth quarter 2020. For fiscal year 2021, Adjusted EBITDA loss of $39 million compared to a $6 million gain in 2020.

“Our partnership model produced distinctive, predictable results in 2021, despite evolving COVID dynamics,” said Steve Sell, Chief Executive Officer. “Looking ahead to 2022, we expect to generate significant gains in profitability while maintaining strong growth in membership and revenue. Our partnership model and purpose-built platform, supported by powerful structural drivers, has enabled us to make rapid progress against our vision to transform healthcare in 100+ communities by empowering primary care.

Outlook for First Quarter and Fiscal Year 2022:

	Quarter Ended March 31, 2022		Year Ended December 31, 2022
	Low	High	Low	High
Medicare Advantage Members[1]	245,000	250,000	260,000	270,000
Direct Contracting Members[1]	85,000	90,000	80,000	85,000
Total Members Live on Platform[1]	330,000	340,000	340,000	355,000
Total revenues ($M)	$635	$650	$2,505	$2,590
Medical Margin ($M)	$82	$88	$290	$305
Adjusted EBITDA ($M)[2]	$10	$14	$0	$10

1Membership reflects management’s outlook for end of period. agilon’s partnered Direct Contracting Entities (DCEs) are not consolidated within its financial results.

2We have not reconciled guidance for Adjusted EBITDA to net income (loss), the most comparable GAAP measure, and have not provided forward-looking guidance for net income (loss), because of the uncertainty around certain items that may impact net income (loss), including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Membership Details for the Year Ending 2021

Total members live on the agilon platform as of December 31, 2021, were 238,000, an increase of 82% from 2020. Total members live on the platform include 186,300 Medicare Advantage members and 51,700 attributed Direct Contracting beneficiaries.

agilon’s consolidated Medicare Advantage membership increased 42% during 2021, driven by contributions from new geographies and 15% growth within same geographies. Average Medicare Advantage membership was 186,200 during the fourth quarter and 181,800 for the fiscal year 2021.

Outlook for Class of 2023 New Partners

agilon health expects to add 80,000 Medicare Advantage members from 7 new partner groups in 2023, driving record growth and entry into 4 new states and 8 new geographies. With the addition of these new partner groups, agilon health will have long-term partnerships with 23 physician groups in 12 states and 25 geographies. Management intends to provide additional details on the Class of 2023 new partners at the company’s investor day on March 11, 2022.

Webcast and Conference Call:

agilon health will host a conference call and webcast to discuss fourth quarter and fiscal year 2021 results on Friday, March 4, 2022 at 8:30 AM Eastern Time. The conference call can be accessed by dialing (844) 200-6205 for U.S. participants and +1 (929) 526-1599 for international participants, and referencing participant code 269811. A simultaneous webcast can be accessed by visiting the “Events & Presentations” section of https://investors.agilonhealth.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call.

About agilon health

agilon health is transforming health care for seniors by empowering primary-care physicians to focus on the entire health of their patients. Through our partnerships and our platform, agilon is leading the nation in creating the system we need – one built on the value of care, not the volume of fees. We honor the independence of local physicians and serve as their partners so they can be the doctors they trained to be. agilon provides the capital, data, payor relationships, executive experience and contract support that allow physician groups to take on the risk of total care for their most vulnerable patients. The result: healthier communities, and doctors who can devote the right amount of time with the patients who need it most. With rapidly growing appeal, agilon is scaled to grow and is here to help our nation’s best independent physician groups have a sustained, thriving future. Together, we are reinventing primary care. For more information about agilon health, visit www.agilonhealth.com and connect with us on Twitter, Instagram, LinkedIn and YouTube.

Forward-Looking Statements

Statements in this release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” "target," “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should,” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: (i) statements regarding timing, outcomes and other details relating to current, pending or contemplated new markets, new partnership structures, financing activities, dispositions, or other transactions discussed in this release; and (ii) statements regarding growth opportunities, ability to deliver sustainable long-term value, business environment, long term opportunities and strategic growth plan including without limitation with respect to expected revenue and net income, total and average membership, Adjusted EBITDA, and other financial projections and assumptions, as well as comparable statements included in other sections of this release. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this release, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, but are not limited to: our history of net losses, and our ability to achieve or maintain profitability in an environment of increasing expenses; our ability to identify and develop successful new geographies, physician partners and payors, or to execute upon our growth initiatives; our ability to execute our operation strategies or to achieve results consistent with our historical performance; our expectation that our expenses will increase in the future and the risk that medical expenses incurred on behalf of members may exceed the amount of medical revenues we receive; our ability to secure contracts with Medicare Advantage payors or to secure Medicare Advantage payments at favorable financial terms; our ability to recover startup costs incurred during the initial stages of development of our physician partner relationships and program initiatives; significant reductions in our membership; challenges for our physician partners in the transition to a Total Care Model; inaccuracies in the estimates and assumptions we use to project the size, revenue or medical expense amounts of our target markets; the spread of, and response to, the novel coronavirus, or COVID-19, and the inability to predict the ultimate impact on us; security breaches, loss of data or other disruptions to our data platforms; the impact of devoting significant attention and resources to the provision of certain transition services in connection with the disposition of our California operations; our subsidiaries’ lack of performance or ability to fund their operations, which could require us to fund such losses; our dependence on a limited number of key payors; the limited terms of our contracts with payors and that they may not be renewed upon their expiration; our reliance on our payors for membership attribution and assignment, data and reporting accuracy and claims payment; our dependence on physician partners and other providers to effectively manage the quality and cost of care and perform obligations under payor contracts; our dependence on physician partners to accurately, timely and sufficiently document their services and potential False Claims Act or other liability if any diagnosis information or encounter data are inaccurate or incorrect; reductions in reimbursement rates or methodology applied to derive reimbursement from, or discontinuation of, federal government healthcare programs, from which we derive substantially all of our total revenue; statutory or regulatory changes, administrative rulings, interpretations of policy and determinations by intermediaries and governmental funding restrictions, and their impact on government funding, program coverage and reimbursements; regulatory proposals directed at containing or lowering the cost of healthcare and our participation in such proposed models; the impact on our revenue of CMS modifying the methodology used to determine the revenue associated with MA members; the potential that we may incur future indebtedness; and risks related to other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

agilon health, inc.

Consolidated Balance Sheets

In thousands, except share and per share data

	December 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$1,040,039	$106,795
Restricted cash and equivalents	14,781	28,383
Receivables, net	293,407	144,555
Prepaid expenses and other current assets, net	18,968	9,639
Current assets held for sale and discontinued operations, net	—	4,825
Total current assets	1,367,195	294,197
Property and equipment, net	9,161	6,456
Intangible assets, net	55,398	60,468
Goodwill	41,540	41,540
Other assets, net	112,958	43,700
Total assets	$1,586,252	$446,361
LIABILITIES, CONTINGENTLY REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Medical claims and related payables	$239,014	$162,868
Accounts payable and accrued expenses	112,946	97,244
Current portion of long-term debt	5,000	3,041
Current liabilities held for sale and discontinued operations	—	3,682
Total current liabilities	356,960	266,835
Long-term debt, net of current portion	43,401	64,665
Other liabilities	94,295	90,091
Total liabilities	494,656	421,591

Commitments and contingencies

Contingently redeemable common stock, $0.01 par value: 76,201 shares issued and outstanding at December 31, 2020	—	309,500

Stockholders' equity (deficit):
Common stock, $0.01 par value: 2,000,000 and 500,000 shares authorized; 400,095 and 249,374 shares issued and outstanding, respectively	4,001	2,494
Additional paid-in capital	2,045,572	263,966
Accumulated deficit	(957,677)	(551,190)
Total agilon health, inc. stockholders' equity (deficit)	1,091,896	(284,730)
Noncontrolling interests	(300)	—
Total stockholders’ equity (deficit)	1,091,596	(284,730)
Total liabilities, contingently redeemable common stock and stockholders’ equity (deficit)	$1,586,252	$446,361

agilon health, inc.

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
	(unaudited)
Revenues:
Medical services revenue	$461,999	$320,227	$1,829,735	$1,214,270
Other operating revenue	887	780	3,824	4,063
Total revenues	462,886	321,007	1,833,559	1,218,333
Expenses:
Medical services expense	430,620	292,928	1,647,659	1,021,877
Other medical expenses	22,678	22,794	109,487	102,306
General and administrative (including noncash stock-based compensation expense of $4,414, $1,738, $292,394, and $6,472, respectively)	53,840	41,358	455,821	137,292
Depreciation and amortization	3,621	3,670	14,544	13,531
Total expenses	510,759	360,750	2,227,511	1,275,006
Income (loss) from operations	(47,873)	(39,743)	(393,952)	(56,673)
Other income (expense):
Other income (expense), net	(8,534)	2,886	(4,500)	2,465
Interest expense	(840)	(1,953)	(6,146)	(8,135)
Income (loss) before income taxes	(57,247)	(38,810)	(404,598)	(62,343)
Income tax benefit (expense)	(179)	(791)	(886)	(865)
Income (loss) from continuing operations	(57,426)	(39,601)	(405,484)	(63,208)
Discontinued operations:
Income (loss) before gain (loss) on sales and income taxes	(1,209)	(6,890)	(3,463)	(20,049)
Gain (loss) on sales of assets, net	—	19,087	473	20,401
Income tax benefit (expense)	1,898	3,189	1,687	2,804
Total discontinued operations	689	15,386	(1,303)	3,156
Net income (loss)	(56,737)	(24,215)	(406,787)	(60,052)
Noncontrolling interests’ share in (earnings) loss	16	—	300	—
Net income (loss) attributable to common shares	$(56,721)	$(24,215)	$(406,487)	$(60,052)

Net income (loss) per common share, basic and diluted
Continuing operations	$(0.14)	$(0.12)	$(1.09)	$(0.20)
Discontinued operations	$—	$0.05	$—	$0.01
Weighted average shares outstanding, basic and diluted	396,411	327,231	372,931	323,462

agilon health, inc.

Consolidated Statements of Cash Flows

In thousands, except per share data

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$(406,787)	$(60,052)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	14,670	14,099
Stock-based compensation expense	292,394	6,688
Loss on debt extinguishment	1,590	—
Loss (income) from equity method investments	6,766	(514)
Deferred income taxes and uncertain tax positions	(3,231)	(2,809)
Release of indemnification assets	1,705	3,475
(Gain) loss on sale of assets, net	(473)	(20,401)
Distributions of earnings from equity method investments	174	—
Other non-cash items	58	(162)
Changes in operating assets and liabilities:
Receivables, net	(149,041)	(59,381)
Prepaid expense and other current assets	(3,916)	(5,085)
Other assets	3,931	(1,977)
Medical claims and related payables	76,339	42,383
Accounts payable and accrued expenses	19,360	24,922
Other liabilities	(1,698)	5,610
Net cash provided by (used in) operating activities	(148,159)	(53,204)
Cash flows from investing activities:
Purchase of property and equipment, net	(6,564)	(1,775)
Purchase of intangible assets	(6,862)	(575)
Investment in loans receivable and other	(82,831)	(3,847)
Proceeds from repayment of loans receivable and other	7,095	2,058
Proceeds from sale of business and property, net of cash divested	(1,344)	26,205
Net cash provided by (used in) investing activities	(90,506)	22,066
Cash flows from financing activities:
Proceeds from initial public offering	1,170,942	—
Proceeds from other equity issuances, net	—	33,590
Proceeds from exercise of stock options	18,086	814
Repurchase of shares, net	—	(6,742)
Proceeds from the issuance of long-term debt	100,000	—
Repayments of long-term borrowings and other	(119,899)	(3,041)
Equity and debt issuance costs and other	(14,739)	—
Net cash provided by (used in) financing activities	1,154,390	24,621
Net increase (decrease) in cash, cash equivalents and restricted cash and equivalents	915,725	(6,517)
Cash, cash equivalents and restricted cash and equivalents from continuing operations, beginning of period	135,178	139,152
Cash, cash equivalents and restricted cash and equivalents from discontinued operations, beginning of period	3,917	6,460
Cash, cash equivalents and restricted cash and equivalents, beginning of period	139,095	145,612
Cash, cash equivalents and restricted cash and equivalents from continuing operations, end of period	1,054,820	135,178
Cash, cash equivalents and restricted cash and equivalents from discontinued operations, end of period	—	3,917
Cash, cash equivalents and restricted cash and equivalents, end of period	$1,054,820	$139,095

agilon health, inc.

Key Operating Metrics

In thousands

(unaudited)

MEDICAL MARGIN

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Medical services revenue	$461,999	$320,227	$1,829,735	$1,214,270
Medical services expense	(430,620)	(292,928)	(1,647,659)	(1,021,877)
Medical margin	$31,379	$27,299	$182,076	$192,393

Medical margin represents the amount earned from medical services revenue after medical services expenses are deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect medical margin to increase in absolute dollars. However, medical margin per member per month (PMPM) may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM.

GENERAL AND ADMINISTRATIVE COSTS, INCLUDING PLATFORM SUPPORT COSTS

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Platform support costs	$30,899	$25,802	$123,521	$99,943
Geography entry costs(1)	7,872	11,607	20,583	17,945
Severance and related costs	7,763	493	12,861	4,009
Management fees(2)	—	395	433	1,530
Stock-based compensation expense	4,414	1,738	292,394	6,472
Other(3)	2,892	1,323	6,029	7,393
General and administrative	$53,840	$41,358	$455,821	$137,292

(1)
Represents direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue.
(2)
Represents management fees and other expenses paid to Clayton Dubilier & Rice, LLC (“CD&R”). In connection with our initial public offering, we terminated our consulting agreement with CD&R, effective April 16, 2021. We were not charged a fee in connection with the termination of this agreement.
(3)
Includes changes in non-cash accruals for unasserted claims and contingent liabilities.

Our platform support costs, which include regionally-based support personnel and other operating costs to support our geographies, are expected to decrease over time as a percentage of revenue as our physician partners add members and our revenue grows. Our operating expenses at the enterprise level include resources and technology to support payor contracting, clinical program development, quality, data management, finance and legal functions.

agilon health, inc.

Non-GAAP Financial Measures

In thousands

(unaudited)

NETWORK CONTRIBUTION

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Income (loss) from operations	$(47,873)	$(39,743)	$(393,952)	$(56,673)
Other operating revenue	(887)	(780)	(3,824)	(4,063)
Other medical expenses	22,678	22,794	109,487	102,306
Other medical expenses—live geographies(1)	(18,704)	(17,957)	(97,498)	(93,377)
General and administrative	53,840	41,358	455,821	137,292
Depreciation and amortization	3,621	3,670	14,544	13,531
Network contribution	$12,675	$9,342	$84,578	$99,016

(1)
Represents physician compensation expense related to surplus sharing and other direct medical expenses incurred to improve care for our members in our live geographies. Excludes costs in geographies that are in implementation and are not yet generating revenue. For the three months ended December 31, 2021 and 2020, costs incurred in implementing geographies were $4.0 million and $4.8 million, respectively. For the years ended December 31, 2021 and 2020, costs incurred in implementing geographies were $12.0 million and $8.9 million, respectively.

ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income (loss)	$(56,737)	$(24,215)	$(406,787)	$(60,052)
(Income) loss from discontinued operations, net of income taxes	(689)	(15,386)	1,303	(3,156)
Interest expense	840	1,953	6,146	8,135
Income tax expense (benefit)	179	791	886	865
Depreciation and amortization	3,621	3,670	14,544	13,531
Geography entry costs(1)	11,846	16,670	32,572	27,100
Severance and related costs(2)	7,763	493	12,861	4,009
Management fees(3)	—	395	433	1,530
Stock-based compensation expense	4,414	1,738	292,394	6,472
EBITDA adjustments related to equity method investments(4)	(571)	—	1,736	—
Other(5)	2,642	1,323	5,293	7,393
Adjusted EBITDA	$(26,692)	$(12,568)	$(38,619)	$5,827

(1)
Represents direct geography entry costs, including investments to develop and expand our platform and costs in geographies that are in implementation and are not yet generating revenue. For the three months ended December 31, 2021 and 2020, (i) $4.0 million and $4.8 million, respectively, are included in other medical expenses and (ii) $7.9 million and $11.6 million, respectively, are included in general and administrative expenses. For the years ended December 31, 2021 and 2020, (i) $12.0 million and $8.9 million, respectively, are included in other medical expenses and (ii) $20.6 million and $17.9 million, respectively, are included in general and administrative expenses.
(2)
For the three months and year ended December 31, 2021, includes taxes and related costs on stock option exercises for departed executives of $5.4 million.
(3)
Represents management fees and other expenses paid to CD&R. In connection with our initial public offering, we terminated our consulting agreement with CD&R, effective April 16, 2021. We were not charged a fee in connection with the termination of this agreement.
(4)
Includes direct geography entry costs of $0.1 million and $1.3 million for the three and twelve months ended December 31, 2021, respectively.
(5)
Includes changes in non-cash accruals for unasserted claims and contingent liabilities.

In addition to providing results that are determined in accordance with GAAP, we present network contribution and Adjusted EBITDA, which are non-GAAP financial measures.

We define network contribution as medical services revenue less the sum of: (i) medical services expense and (ii) other medical expenses excluding costs incurred in implementing geographies. Other medical expenses consist of physician compensation expense related to surplus sharing and other direct medical expenses incurred to improve care for our members. We believe this metric provides insight into the economics of our Total Care Model as it includes all medical services expense associated with our members’ care as well as partner compensation and additional medical costs we incur as part of our aligned partnership model. Other medical expenses are largely variable and proportionate to the level of surplus in each respective geography.

We define Adjusted EBITDA as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization expense, (v) geography entry costs, (vi) stock-based compensation expense, (vii) severance and related costs, and (viii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis.

Income (loss) from operations is the most directly comparable GAAP measure to network contribution. Net income (loss) is the most directly comparable GAAP measure to Adjusted EBITDA.

We believe network contribution and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our live geographies by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe network contribution and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe network contribution and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate network contribution and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of network contribution and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures.

Contacts

Investor Contact

Matthew Gillmor

VP, Investor Relations

investors@agilonhealth.com

Media Contact

Claire Mulhearn

Chief Communications Officer

media@agilonhealth.com

Source: agilon health